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EXHIBIT 12.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2003 (except as to note 23 which is as of August 18, 2003), in the Registration Statement (Form 20-F/A) and related Prospectus of MI Developments Inc. dated August 18, 2003 for the registration of its Class A Subordinate Voting Shares.

Toronto, Canada	/s/ ERNST & YOUNG LLP
August 18, 2003.	Chartered Accountants

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CONSENT OF INDEPENDENT AUDITORS